UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 7, 2018

BRIDGELINE DIGITAL, INC.

(Exact name of Registrant as specified in its Charter)

Delaware	001-33567	52-2263942
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

80 Blanchard Road Burlington, MA		01803
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (781) 376-5555

(Name, address, including zip code, and telephone number, including area code, of agent for service of process)

NOT APPLICABLE

(Former Name or Former Address, if Changes Since Last Report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2) ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act ☐

Item 1.01. Entry into a Material Definitive Agreement

See Item 3.02.

Item 2.03. Creation of Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

See Item 3.02.

Item 3.02. Unregistered Sales of Equity Securities

On September 7, 2018, Bridgeline Digital, Inc. (the “Company”) entered into a Note Purchase Agreement (the “Purchase Agreement”), in substantially the form attached hereto as Exhibit 10.1, with certain accredited investors (each, a “Purchaser”), pursuant to which the Company sold and issued to the Purchasers (i) subordinate promissory notes, in substantially the form attached hereto as Exhibit 10.2 (the “Notes”), in the aggregate principal amount of approximately $941,176, which Notes have an original issue discount of fifteen percent (15%), bear interest at a rate of twelve percent (12%) per annum, and have a maturity date of the earlier to occur of (a) six months from the date of execution of the Purchase Agreement, or (b) the consummation of a debt or equity financing resulting in the gross proceeds to the Company of at least $3.0 million.

In connection with the above transactions, each Purchaser also entered into a Subordination Agreement with the Company’s lenders, Heritage Bank of Commerce and Montage Capital II, L.P. (the “Lenders”), pursuant to which the Purchasers agreed to subordinate (i) all of the Company’s indebtedness and obligations to the Purchasers, whether presently existing or arising in the future, to all of the Company’s indebtedness the Lenders and (ii) all of the Purchasers’ security interests, if any, to all of the Lenders’ security interests in property of the Company.

Taglich Brothers, Inc. served as placement agent for the above transaction, for which services the Company paid to Taglich Brothers, Inc. $40,000 in cash compensation, or five percent (5%) of the net proceeds received by the Company. Michael Taglich, a member of the Company’s Board of Directors, is the President and Chairman of Taglich Brothers, Inc. Mr. Taglich also purchased Notes in the amount of approximately $121,618 pursuant to the Purchase Agreement.

The Securities offered, issued and sold pursuant to the private placement were issued without registration and are subject to restrictions under the Securities Act of 1933, as amended, and the securities laws of certain states, in reliance on the private offering exemptions contained in Section 4(a)(2) of the Securities Act of 1933 and on Regulation D promulgated thereunder, and in reliance on similar exemptions under applicable state laws as a transaction not involving a public offering.

The foregoing descriptions of the Purchase Agreement, Notes and Subordination Agreement do not purport to be complete, and are qualified in their entirety by reference to the same, attached hereto as Exhibits 10.1, 10.2 and 10.3, respectively, each of which are incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits

See Exhibit Index.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BRIDGELINE DIGITAL, INC.
(Registrant)

	By:	/s/ Michael D. Prinn
Michael D. Prinn
Executive Vice President and Chief Financial Officer
Date: September 11, 2018

Exhibit Index

Exhibit Number	Description
10.1	Form of Note Purchase Agreement
10.2	Form of Promissory Note
10.3	Form of Subordination Agreement